Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-162401) of NSTAR Electric Company of our report dated February 11, 2010 relating to the financial statements, which appears in the Annual Report to the Shareholder, which is incorporated in this Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report dated February 11, 2010 relating to the financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts

February 11, 2010